                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                             STATE OR JURISDICTION OF
SUBSIDIARY                                   INCORPORATION
----------                                   -------------
American Country Insurance Company           Illinois

American Country Financial Services          Illinois
     Corp.


American Country Professional Services       Delaware
     Corp.